EXHIBIT 99.1

Ultralife Batteries Chief Executive Officer Adopts Rule 10b5-1 Trading Plan

    NEWARK, N.Y.--(BUSINESS WIRE)--Dec. 14, 2004--Ultralife Batteries, Inc. (NASDAQ: ULBI), today announced that John Kavazanjian, president and chief executive officer, has adopted a pre-arranged stock trading plan to exercise a portion of his Ultralife Batteries stock options and sell the common stock received on exercise as part of his individual long-term strategy for asset diversification and liquidity. The 275,000 stock options referred to under this plan have an exercise price of $5.188 and are scheduled to expire on July 12, 2005. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and Ultralife Batteries' policies regarding stock transactions.
    Rule 10b5-1 allows corporate executives to establish pre-arranged plans to sell a specified number of shares of company stock in accordance with a plan schedule. These plans permit executives to change their investment portfolio gradually. This minimizes the market effects of stock sales by spreading sales out over a more extended period of time rather than carrying out sales during limited trading windows following quarterly earnings announcements. It also limits concerns about initiating stock transactions while aware of material nonpublic information. Once a plan is established, the stockholder does not retain or exercise any discretion over sales of stock under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material nonpublic information that the stockholder might receive.
    Under his Rule 10b5-1 plan, Mr. Kavazanjian will sell up to 275,000 shares over a period of approximately six months in accordance with the plan schedule. These shares will be acquired through the exercise of employee stock options, including options that are set to expire on July 12, 2005. If Mr. Kavazanjian completes all the planned sales of shares under his Rule 10b5-1 plan, he would continue to own approximately 80,000 shares representing approximately 0.6% of Ultralife Batteries outstanding stock.
    The transactions under this plan will commence no earlier than January 9, 2005, and will be disclosed publicly through filings with the Securities and Exchange Commission as transactions occur.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.

    This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: loss of business with the U.S. government, worsening global economic conditions, world events, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.

    Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.

    Ultralife(R) is a registered trademark Ultralife Batteries, Inc.

    CONTACT: Ultralife Batteries, Inc.
             Peter Comerford, 315-332-7100
             pcomerford@ulbi.com
             or
             Lippert/Heilshorn & Associates, Inc.
             Investor Relations Contact:
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media Contact:
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com